EXHIBIT 10.4.6

EXECUTION COPY

AMENDMENT NO. 6 AND WAIVER

TO THE CREDIT AGREEMENT

Dated as of March 12, 2003

AMENDMENT NO. 6 AND WAIVER TO THE CREDIT AGREEMENT (this “Amendment”) among BMAC Holdings, Inc., a Delaware corporation (the “Parent Guarantor”), Better Minerals & Aggregates Company, a Delaware corporation (the “Borrower”), George F. Pettinos (Canada) Limited, a corporation organized and existing under the laws of Ontario, Canada (the “Canadian Borrower”), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and BNP Paribas (formerly Banque Nationale de Paris), as the issuing bank (the “Issuing Bank”), as the swing line bank (the “Swing Line Bank”), and as agent (together with any successors appointed pursuant to Article VII of the Credit Agreement referred to below, the “Agent”) for the Lender Parties.

PRELIMINARY STATEMENTS:

(1) The Parent Guarantor, the Borrower, the Canadian Borrower, the Lenders, the Issuing Bank, the Swing Line Bank, the Agent, and Chase Securities Inc., as Lead Arranger, Book Manager, Syndication Agent and Documentation Agent, have entered into a Credit Agreement dated as of September 30, 1999 (as amended, supplemented and otherwise modified by Amendment and Waiver No. 1 to the Credit Agreement and Security Agreement dated as of December 31, 1999, Amendment No. 2 to the Credit Agreement dated as of March 15, 2000, Amendment No. 3 to the Credit Agreement dated as of December 31, 2000, Amendment No. 4 and Waiver to the Credit Agreement dated as of January 31, 2002 and Amendment No. 5 and Waiver to the Credit Agreement dated as of November 8, 2002, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified therefor in the Credit Agreement.

(2) The Borrower has advised the Lenders that it intends to sell its aggregates business and to apply the proceeds to repay debt, including debt under the Credit Agreement.

(3) The Borrower has requested that the Lender Parties agree to amend the Credit Agreement in order to, among other things, add an additional “Term C Facility” (as defined herein). The Borrower has further requested that the Lender Parties agree to waive (i) solely with respect to the Rolling Period ended December 31, 2002 and the Rolling Period ended March 31, 2003, the requirements of Sections 5.04(a) and (b) of the Credit Agreement through June 30, 2003 and (ii) the requirements of Section 5.03(d) of the Credit Agreement that the 2002 Fiscal Year Consolidated financial statements of the Parent Guarantor and the Borrower be accompanied by an audit report of independent public accountants and certain other requirements through June 30, 2003.

(4) The Lender Parties have indicated their willingness to agree to so amend the Credit Agreement, to so waive the requirements of Sections 5.04(a) and 5.04(b) of the Credit Agreement and certain requirements of Section 5.03(d) of the Credit Agreement and to make the other amendments set forth herein, all on the terms and subject to the satisfaction of the conditions set forth herein.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, on the Effective Date (as defined in Section 3 hereof), hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) The following terms, together with the related definitions, shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical position:

“Accession Agreement” means an Accession Agreement in substantially the form of Exhibit P hereto pursuant to which any Person approved by the Agent shall become a Term C Lender.

“Effective Date” means the “Effective Date” as defined in Amendment No. 6 and Waiver to the Credit Agreement, dated as of March 12, 2003, among the Borrower, the Canadian Borrower, the Parent Guarantor, the banks, financial institutions and other institutional lenders party thereto, and the Agent for the Lender Parties.

“Initial Term C Lenders” means, with respect to any Term C Commitments at any time, any Person approved by the Agent that executes and delivers an Accession Agreement and becomes a Term C Lender thereby.

“Senior Lenders” means all of the Lenders other than the Term C Lenders.

“Term C Advance” has the meaning specified in Section 2.01(h).

“Term C Borrowing” means a borrowing consisting of Term C Advances made by the Term C Lenders made on the same date.

“Term C Commitment” means, with respect to any Term Lender at any time, the amount set forth in the Accession Agreement, pursuant to which such Lender became a Term C Lender, as such Lender’s “Term C Commitment” or, if such Term Lender has entered into one or more Assignments and Acceptances, the aggregate amount set forth for such Term Lender in the Register maintained by the Agent pursuant to Section 8.07(a) as such Term Lender’s “Term C Commitment”.

“Term C Facility” means, at any time, the aggregate amount of the Term Lenders’ Term C Commitments at such time, which shall not exceed $15,000,000.

“Term C Lender” means any Lender that has a Term C Commitment.

“Term C Lender Fee Letter” means the fee letter dated on or before the Effective Date between the Borrower and General Electric Capital Corporation.

(ii) The definition of “Applicable Borrower” is amended by deleting clause (a) in its entirety and adding a new clause (a) to read as follows:

(a) with respect to the Term A Facility, the Term B Facility, the Term C Facility, the Working Capital Facility, the Acquisition Facility, the Swing Line Facility or the Letter of Credit Facility or any Advances or Borrowings thereunder, the Borrower and

(iii) The definition of “Appropriate Lender” is amended by deleting clause (a) in its entirety and adding a new clause (a) to read as follows:

(a) any of the Term A, Term B, Term C, Working Capital, Canadian or Acquisition Facilities, a Lender that has a Commitment with respect to such Facility at such time,

(iv) The definition of “Base Rate” is amended by adding a proviso thereto after the parenthetical in clause (a) thereof, to read as follows:

;provided, that with respect to any Term C Advances, such rate of interest shall be the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent)

(v) The definition of “Commitment” is amended and restated in its entirety to read as follows:

“Commitment” means a Term A Commitment, a Term B Commitment, a Term C Commitment, a Working Capital Commitment, a Canadian Commitment, an Acquisition Commitment, a Swing Line Commitment or a Letter of Credit Commitment.

(vi) The definition of “Facility” is amended and restated in its entirety to read as follows:

“Facility” means the Term A Facility, the Term B Facility, the Term C Facility, the Working Capital Facility, the Canadian Facility, the Acquisition Facility, the Swing Line Facility or the Letter of Credit Facility.

(vii) The definition of “Interest Period” is amended by (A) deleting the word “and” immediately after the last semicolon at the end of clause (c), (B) deleting the period at the end of clause (d) and replacing it with the word “; and” and (C) adding a new clause (e) to read as follows:

(e) following the Effective Date, the Borrower may not select an Interest Period with a duration of greater than one month.

(viii) The definition of “Lenders” is amended and restated in its entirety to read as follows:

“Lenders” means the Initial Lenders, the Initial Term C Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07.

(ix) The definition of “Loan Documents” is amended and restated in its entirety to read as follows:

“Loan Documents” means (a) for purposes of this Agreement and the Notes, if any, and any amendment or modification hereof or thereof and for all other purposes other than for purposes of the Parent Guaranty, the Subsidiary

Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, if any, (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, (v) the Parent Guaranty, (vi) the Bankers’ Acceptances, (vii) the Subsidiary Guaranty, (viii) the Term C Lender Fee Letter and (ix) Amendment No. 6 and Waiver to the Credit Agreement dated as of March 12, 2003, and (b) for purposes of the Parent Guaranty, the Subsidiary Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, if any, (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, (v) the Parent Guaranty, (vi) the Subsidiary Guaranty, (vii) the Bankers’ Acceptances, (viii) the Term C Lender Fee Letter, (ix) each Bank Hedge Agreement and (x) Amendment No. 6 and Waiver to the Credit Agreement dated as of March 12, 2003, in each case as amended or otherwise modified from time to time.

(x) The definition of “Term Advance” is amended and restated in its entirety to read as follows:

“Term Advance” means a Term A Advance, a Term B Advance or a Term C Advance.

(xi) The definition of “Term Borrowing” is amended and restated in its entirety to read as follows:

“Term Borrowing” means a Term A Borrowing, a Term B Borrowing or a Term C Borrowing.

(xii) The definition of “Term Commitment” is amended and restated in its entirety to read as follows:

“Term Commitment” means a Term A Commitment, a Term B Commitment or a Term C Commitment.

(xiii) The definition of “Term Lender” is amended and restated in its entirety to read as follows:

“Term Lender” means a Term A Lender, a Term B Lender or a Term C Lender.

(xiv) The definition of “Term Notes” is amended and restated in its entirety to read as follows:

“Term Notes” means promissory notes of the Borrower payable to the order of any Lender, in substantially the form of Exhibits A-1, A-2 and A-7 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advances, the Term B Advances and the Term C Advances, respectively, made by such Lender, to the extent required to be issued pursuant to Section 2.17.

(xv) The definition of “Termination Date” is amended and restated in its entirety to read as follows:

“Termination Date” means (a) with respect to the Term B Facility, the earlier of September 30, 2007 and the date of termination in whole of the Term B Commitments pursuant to Section 2.06 or 6.01, (b) with respect to the Term C Facility, the earlier of September 30, 2007 and the date of termination in whole of the Term C Commitments pursuant to Section 2.06 or 6.01 and (c) with respect to each other Facility hereunder, the earlier of September 30, 2005 and the date of termination in whole of the Term A Commitments, the Canadian Commitments, the Acquisition Commitments, the Swing Line Commitments, the Working Capital Commitments and the Letter of Credit Commitments pursuant to Section 2.06 or 6.01.

(b) Section 2.01 of the Credit Agreement is hereby amended by adding a new clause (h) to read as follows:

(h) The Term C Advances. Each Term C Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a “Term C Advance”) to the Borrower on any Business Day during the period from the Effective Date until March 21, 2003 in an amount not to exceed such Lender’s Term C Commitment at such time. The Term C Borrowing shall consist of Term C Advances made simultaneously by the Term C Lenders ratably according to their Term C Commitments. Amounts borrowed under this Section 2.01(h) and repaid or prepaid may not be reborrowed.

(c) Section 2.05 of the Credit Agreement is hereby amended by adding a new clause (f) to read as follows:

(f) Term C Advances. The Borrower shall repay to the Agent for the ratable account of Term C Lenders the entire outstanding principal amount of the Term C Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07):

Date	Amount
June 30, 2003	$500,000
September 30, 2003	$500,000
December 31, 2003	$500,000
March 31, 2004	$500,000
June 30, 2004	$500,000
September 30, 2004	$500,000
December 31, 2004	$500,000
March 31, 2005	$500,000
June 30, 2005	$500,000
September 30, 2005	$500,000
December 31, 2005	$1,250,000
March 31, 2006	$1,250,000
June 30, 2006	$1,250,000
September 30, 2006	$1,250,000
December 31, 2006	$1,250,000
March 31, 2007	$1,250,000

June 30, 2007	$1,250,000
September 30, 2007	$1,250,000

provided, however, that the final principal installment of the Term C Facility shall include the payment of all interest that has been paid in kind under Sections 2.08(b)(i) or 2.08(i) and shall in any event and in each case be in an amount equal to the aggregate principal amount of the Term C Advances then outstanding.

(d) Section 2.06(b) of the Credit Agreement is hereby amended by adding a new clause (vii) to read as follows:

(vii) On the date of the Term C Borrowing, after giving effect to such Term C Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term C Advances, the aggregate Term C Commitments of the Term C Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term C Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term C Advances then outstanding.

(e) Section 2.07(a) of the Credit Agreement is hereby amended by deleting the second sentence in its entirety and replacing it with a new second sentence to read as follows:

Each such prepayment that is made with respect to the Term Advances and the Acquisition Advances shall be allocated, subject to Section 2.07(c), first, among the Term A Facility, the Term B Facility and the Acquisition Facility ratably (based on the then-outstanding aggregate principal amount of the Advances under each such Facility) and, within each such Facility, applied (i) first, in order of maturity to the remaining principal installments thereof due in the next twelve months and (ii) second, ratably to the remaining principal installments thereof, then second, to the Term C Facility, applied ratably to the remaining principal installments thereof.

(f) Section 2.07(b)(i) of the Credit Agreement is hereby amended by deleting the second sentence in its entirety and replacing it with a new second sentence to read as follows:

Each such prepayment of Advances shall be allocated as follows:

first, subject to Section 2.07(c), among the Term A Facility, the Term B Facility and the Acquisition Facility ratably (based on the then-outstanding aggregate principal amount of the Advances under each such Facility) and, within each such Facility, applied ratably to the remaining principal installments thereof, second, to the extent that no Term A Advances and Term B Advances remain outstanding and the Acquisition Facility has been fully repaid and permanently reduced in full, to the Working Capital Facility as set forth in clause (v) below, and third, to the extent that no Working Capital Advances remain outstanding, to the Term C Facility, applied ratably to the remaining principal installments thereof.

(g) Section 2.07(b)(ii)(x) of the Credit Agreement is hereby amended by deleting the second sentence in its entirety and replacing it with a new second sentence to read as follows:

Each such prepayment shall be allocated as follows:

first, subject to Section 2.07(c), among the Term A Facility, the Term B Facility and the Acquisition Facility ratably (based on the then-outstanding aggregate principal amount of the Advances under each such Facility) and, within each such Facility, applied ratably to the remaining principal installments thereof, second, to the extent that no Term A Advances and Term B Advances remain outstanding and the Acquisition Facility has been fully repaid and permanently reduced in full, to the Working Capital Facility as set forth in clause (v) below, and third, to the extent that no Working Capital Advances remain outstanding, to the Term C Facility, applied ratably to the remaining principal installments thereof.

(h) Section 2.07(b)(v) of the Credit Agreement is hereby amended by deleting the phrase “may be retained by the Borrower and the Working Capital Facility shall be permanently reduced as set forth in Section 2.06(b)(iv)” immediately after the parenthetical ending with the defined term “Reduction Amount” and replacing it with the phrase to read as follows:

shall be retained by the Agent as Collateral and the Working Capital Facility shall be permanently reduced as set forth in Section 2.06(b)(iv) and, following the reduction in full of the Working Capital Facility, shall be applied to prepay Advances under the Term C Facility.

(i) Section 2.08(b)(i) of the Credit Agreement is hereby amended by deleting clause (B) in its entirety and adding a new clause (B) to read as follows:

(B) (1) in the case of any Term B Advance, 3.50%, (2) in the case of any Term C Advance, 7.75% or (3) in the case of any other Advance, the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods, on the date such Base Rate Advance shall be Converted, on the date of any repayment thereof pursuant to Section 2.05, on the date of any prepayment thereof to the extent required under Section 2.07 and on the Termination Date; provided, that 2% per annum of the interest payable on the Term C Advances shall be paid in kind by adding such amounts to the outstanding principal amount of the Term C Advances on each date set forth above for the payment of interest.

(j) Section 2.08 of the Credit Agreement is hereby amended by adding a new clause (i) to read as follows:

(i) (i) Notwithstanding anything in this Section 2.08 to the contrary, if by reason of the occurrence and continuation of an Event of Default or otherwise, any of the interest on the Term C Advances due on any interest payment date is not paid when due (other than the 2% portion of such interest that is added to principal pursuant to Section 2.08(b)(i)(B)), at the individual option of each Term C Lender exercisable by delivery of written notice to the Agent and the Borrower on or within thirty (30) days after the applicable interest payment date (whether or not such option is exercised by any other Term C Lender), each such Term C Lender shall have the right to require that the Borrower satisfy all or any portion of such missed interest payment by making payment in kind and adding the portion designated by each such Term C Lender to the outstanding principal amount of the Term C Advances. Upon delivery of such notice by any Term C Lender, such interest shall, to the extent set forth in the notice, be added to the outstanding principal amount of the Term C Advances effective as of such interest payment date.

(ii) Effective as of the interest payment date on which any interest paid in kind as provided in this Section 2.08(i) was due, such interest shall constitute part of the outstanding principal amount of the Term C Advances for all purposes under the Loan Documents, including the accrual and payment of additional interest thereon and the computation of any transaction fee that may thereafter become due pursuant to the Term C Lender Fee Letter. The Borrower’s obligation to pay the portion of interest so added to principal, and to pay interest thereon and any transaction fee with respect thereto, shall, notwithstanding anything in Section 2.17 to the contrary, be evidenced by the applicable Term Note (if any) without necessity for the issuance of any Term Note or additional Term Note or any addendum or endorsement thereto. Upon the request of the Agent or any Term C Lender at any time or from time to time, the Borrower shall confirm in writing, by an instrument in form satisfactory to the Agent, the principal amount of Term C Advances then outstanding, including all interest amounts so added to the principal thereof.

(iii) Under no circumstances shall the Borrower or any other Loan Party or any other Person have the right to pay interest on the Term C Advances in kind, except on the conditions and to the extent set forth in Section 2.08(b)(i)(B) and, if required by any Term C Lender, Section 2.08(b)(i)(i).

(k) Section 2.09(a) is amended by adding a new clause (z) at the end thereof to read as follows:

; and (z) the Borrower shall pay to the Term C Lenders the fees set forth in the Term C Lender Fee Letter.

(l) Section 2.10 is amended by adding a new sentence at the end thereof, to read as follows:

Notwithstanding the foregoing, no Term C Advance may be Converted into a Eurodollar Rate Advance.

(m) The third sentence of Section 2.13(a) of the Credit Agreement is hereby amended by adding a proviso thereto at the end thereof, to read as follows:

; provided that, to the extent that all or any portion of such payment is comprised of Collateral or any proceeds of Collateral, the Agent shall distribute such funds first to the Senior Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations due and payable or owing to the Senior Lenders and second following the payment in full of the Obligations due and payable or owing to the Senior Lenders, to the Term C Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to the Term C Lenders.

(n) The first sentence of Section 2.15 of the Credit Agreement is hereby amended by adding a further proviso thereto immediately after the first proviso thereof, to read as follows:

; provided further that to the extent that all or any portion of such excess payment is comprised of Collateral or any proceeds of Collateral, (i) no Senior Lender shall be obligated to share any such excess payment with any Term C Lender until the Obligations due and payable or owing to the Senior Lenders have been paid in full and (ii) prior to the payment in full of all Obligations due and payable or owing to the Senior Lenders, each Term C Lender receiving such an excess payment shall pay over and deliver to the Agent on behalf of the Senior Lenders such excess payment.

(o) Section 2.16(a) of the Credit Agreement is hereby amended by adding a proviso thereto immediately after the word “expenses;” to read as follows:

provided, however, that the proceeds of the Term C Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to (i) make the March 17, 2003 interest payment in respect of the Subordinated Debt and (ii) reduce outstanding amounts under the Working Capital Facility;

(p) Section 2.17(a) of the Credit Agreement is hereby amended by deleting the second sentence in its entirety and replacing it with a new second sentence to read as follows:

The Applicable Borrower agrees that upon notice by any Lender Party to such Applicable Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Applicable Borrower shall promptly execute and deliver to such Lender a Term A Note, a Term B Note, a Term C Note, a Working Capital Note, a Canadian Borrower Note and an Acquisition Note, as applicable, payable to the order of such Lender Party in a principal amount equal to the Term A Commitment, the Term B Commitment, the Term C Commitment, the Working Capital Commitment, the Canadian Commitment or the Acquisition Commitment, respectively, of such Lender Party at the time of such request.

(q) Section 2.17 of the Credit Agreement is hereby amended by deleting clause (d) in its entirety and adding a new clause (d) to read as follows:

(d) References herein to Notes shall mean and be references to the Term A Notes, the Term B Notes, the Term C Notes, the Working Capital Notes, the Canadian Borrower Notes and the Acquisition Notes, unless otherwise specifically indicated, in each case to the extent issued hereunder.

(r) Article II of the Credit Agreement is hereby amended by adding a new Section 2.19 to read as follows:

SECTION 2.19. Intercreditor Arrangements. (a) Any and all security interests, assignments, pledges, mortgages and other liens, charges, encumbrances, rights and interests now existing or hereafter created or arising in favor of the Term C Lenders and/or the Agent for the benefit of the Term C Lenders with respect to the Collateral are expressly junior, subject and subordinate in priority, operation and effect to any and all security interests, assignments, pledges, mortgages and other liens, charges, encumbrances, rights and interests now existing or hereafter created or arising in favor of the Senior Lenders and/or the Agent for the benefit of the Senior Lenders with respect to the Collateral, notwithstanding anything to the contrary contained in any agreement or filing to which any Term C Lender may now or hereafter be a party or which any Term C Lender may benefit from, and irrespective of the manner or order of creation, attachment or perfection of any such liens or security interests or any priority that might otherwise be available to the Agent or any Lender pursuant to contract or under applicable law and notwithstanding any representation or warranty of the Borrower or any Loan Party to the contrary in any Loan Document. For purposes of the foregoing allocation of priorities, any claim of a right of set-off shall be treated in all respects as a security interest and no claimed right of set-off shall be asserted to defeat or diminish the rights or priorities provided for herein; provided, that no party hereto shall be prohibited from exercising any such right of set-off so long as any payment or other amount realized as a result of the exercise of such right is allocated in accordance with the terms of this Agreement.

(b) At all times prior to the payment in full of the Obligations of the Loan Parties to the Senior Lenders and the termination of the Commitments of the Senior Lenders, the Senior Lenders shall have the exclusive right to manage, perform and enforce (or not enforce) the terms of the Loan Documents and the Collateral Documents with respect to all Collateral and to exercise and enforce (or not enforce) all privileges and rights thereunder, at their sole discretion (by directing the Agent to take or refrain from taking such actions by a vote of the Required Lenders (which vote shall not include a vote by any Term C Lender, but shall not preclude the vote of such Lender in any other capacity)) and to exercise their business judgment, including, without limitation, the exclusive right to appoint a receiver, to take or retake control or possession of the Collateral and to hold, prepare for sale, process, sell, lease, foreclose upon, collect, exercise rights or remedies with respect to, dispose of, or liquidate the Collateral, or to decline to do any of the foregoing, in each case and all cases without regard to any security interest of the Term C Lenders therein, or any rights to which the Term C Lenders would otherwise be entitled as a result of such security interest. In connection therewith, each of the Term C Lenders hereby expressly waives any and all rights to affect the method or challenge the appropriateness of any action taken pursuant to this Section 2.19(b) by the Senior Lenders or the Agent at the direction of the applicable Senior Lenders and hereby expressly consents to the Senior Lenders and the Agent dealing with the Collateral as if the Term C Lenders had no security interest therein.

(c) Upon any payment or distribution of all or any of the Collateral or any proceeds thereof, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceeding, upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower or otherwise, all amounts due or to become due to the Agent on behalf of the Senior Lenders shall first be paid in full before the Term C Lenders shall be entitled to receive any such payment or distribution of any of the Collateral or any proceeds thereof; provided, however, in the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of any of the Collateral or any proceeds thereof shall be received by any Term C Lender before all of the Senior Lenders are paid in full, such payment or distribution shall be received and held in trust by the Term C Lenders for the benefit of, and shall be paid over or delivered to, the Agent on behalf of the Senior Lenders.

(d) Until such time as the Obligations of the Loan Parties to the Senior Lenders have been paid in full and the Commitments of the Senior Lenders have been terminated, each Term C Lender waives, to the fullest extent permitted by applicable law, any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a creditor or secured creditor may have under applicable law.

(e) The Term C Lenders shall execute and deliver to the Agent, upon written request by the Agent, such instruments and other documents as the Agent may deem desirable that causes the release of the liens and security interests of the Term C Lenders in any Collateral, in connection with (and to the extent so released by the Senior Lenders) any sale, lease, transfer or other disposition of Collateral or any part thereof in accordance with the Loan Documents.

(f) Obligations to the Term C Lenders are not subordinated in right of payment to any debt or liability and Liens with respect thereto are not subordinated other than as specified in this Section 2.19. Subject (as among the holders of the Obligations and solely for the benefit of the Senior Lenders) to the subordination as provided in this Section 2.19, and in all other respects notwithstanding the subordination of their rights in the Collateral as between the Term C Lenders and the Senior Lenders as herein set forth, all Advances and Obligations (including Obligations with respect to the Term C Facility) shall constitute senior nonsubordinated obligations of the Loan Parties. Subject to the provisions of this Agreement, each Loan Party covenants that it will not incur, assume, become or remain liable for any debt or liability that is, by its express terms subordinated in right of payment to any other obligation, unless such debt or liability is subordinated to all of the Advances and Obligations, including the Obligations with respect to the Term C Facility.

(g) One or more of the Term C Lenders may at any time freely hold or from time to time acquire other loans, Advances, or Commitments for the funding of other loans, and related rights and benefits arising under this Agreement, including voting power as a Lender entitled to be counted for purposes of determining whether an action has been taken or approved by the Required Lenders, and as such shall be in all respects entitled fully to participate in, enjoy and enforce all the rights, privileges and benefits accorded to the holders of such loans, Advances and Commitments, including the right to exercise such voting power and otherwise act as it may see fit to protect and enhance its own interests (including any potentially conflicting interest as a Term C Lender) on any basis elected by it, without any limitation or restriction whatsoever.

(s) Section 5.01 of the Credit Agreement is hereby amended by adding a new clause (q), to read as follows:

(q) Sale of Stone Materials Company. In connection with any sale of all of the Borrower’s ownership interest in Stone Materials Company, LLC and/or Better Materials Corporation, or in connection with the sale of all of the assets of such entities (other than any immaterial portion of such assets), cause the net proceeds to be received by the Borrower in connection with any such sale to be at least $100,000,000. No amendment or waiver of this Section 5.01(q) shall be permitted without the prior written consent of Lenders holding at least 51% of the aggregate principal amount of the Advances under each Facility (plus, if such Facility is the Working Capital Facility, the Unused Working Capital Commitments) outstanding on the date of determination.

(t) Section 5.02(a) of the Credit Agreement is hereby amended by adding a proviso at the end thereof to read as follows:

; provided, that except for those Liens permitted in this Section 5.02(a), the Parent Guarantor will not at any time permit the creation, incurrence, assumption or existence of any Lien senior to the Lien of the Term C Lenders to secure any Obligations other than Obligations owing to the Secured Parties without the prior written consent of Lenders holding at least 51% of the aggregate principal amount of the Advances under each Facility (plus, if such Facility is the Working Capital Facility, the Unused Working Capital Commitments) outstanding on the date of determination.

(u) Section 5.02(b)(vii) of the Credit Agreement is hereby amended by adding a proviso at the end thereof to read as follows:

; provided, that the Parent Guarantor will not at any time permit an increase in the aggregate principal amount of the Commitments of the Senior Lender in effect on the Effective Date (less the amount of any repayments of principal and Commitment reductions to the extent that such repayments and reductions are expressly prohibited from being reborrowed), without the prior written consent of Lenders holding at least 51% of the aggregate principal amount of the Advances under each Facility (plus, if such Facility is the Working Capital Facility, the Unused Working Capital Commitments) outstanding on the date of determination.

(v) Article VIII is amended by adding a new Section 8.16 to read as follows:

SECTION 8.16. Special Amendments. (a) No amendment or waiver of any provision of this Agreement or any Notes or any other Loan Document, nor any consent to any departure by the Borrower or the Canadian Borrower therefrom, shall do any of the following at any time unless the same shall be in writing and signed by all of the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given: (i) increase the rate of interest in respect of any Obligations owed to the Senior Lenders by more than 200 basis points (excluding operation of the Applicable Margins as adjusted pursuant to the grid set forth in the definition thereof and excluding the default rate of interest of 2% set forth in Section 2.04(c)), or (ii) shorten the maturity of any scheduled payment of principal due to the Senior Lenders,

(b) No amendment or waiver of any provision of this Agreement or any Notes or any other Loan Document, nor any consent to any departure by the Borrower or the Canadian Borrower therefrom, shall do any of the following at any time unless the same shall be in writing and signed by all of the Term C Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given: (i) postpone the final maturity of the Term A Facility, Term B Facility or the Working Capital Facility, (ii) change Section 2.01(c), 2.05(f), 2.06(b)(vii), 2.07(a), 2.08(b)(i), 2.10, the definitions: “Term C Advance”, “Term C Borrowing”, “Term C Commitment”, “Term C Facility”, “Term C Lender” or any other provision hereof to the extent such provision is specifically applicable to the Term C Facility or the Term C Lender, or (iii) alter any approval rights of the Term C Lenders.

(w) The Credit Agreement is hereby amended by adding a new Exhibit A-7 thereto in the form attached as Exhibit A to this Amendment.

(x) Section 2 of Schedule I to Exhibit C of the Credit Agreement is hereby amended by inserting (i) immediately below the row referencing “Term B Advances” and immediately above the row referencing “Acquisition Commitments” two adjacent rows referencing “Term C Commitments” and “Term C Advances”, respectively, and (ii) corresponding spaces for dollar amounts in such rows referencing “Term C Commitments” and “Term C Advances”.

(y) The Credit Agreement is hereby amended by adding a new Exhibit P thereto in the form attached as Exhibit B to this Amendment.

SECTION 2. Waiver. Subject to the making of Term C Advances to the Borrower in the principal amount of at least $10,000,000, the Lender Parties hereby waive, for the period from and after the making of such Term C Advances through June 30, 2003 (a) the requirements of Sections 5.04(a) and (b) of the Credit Agreement and (b) the requirements of Section 5.03(d) of the Credit Agreement; provided, that the Parent Guarantor shall furnish to the Agent, as soon as available and in any event within 90 days after the end of the 2002 Fiscal Year, (i) Consolidated balance sheets of the Parent Guarantor and the Borrower as of the end of such Fiscal Year, (ii) Consolidated statements of income and consolidated statements of stockholders’ equity and cash flows of the Parent Guarantor and the Borrower and their consolidated Subsidiaries for such Fiscal Year, (iii) a schedule in form reasonably satisfactory to the Agent of the computations used by the Parent Guarantor to determine, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04(c), (iv) a certificate of the chief financial officer or treasurer of the Parent Guarantor stating that such officer has obtained no knowledge that a Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto and (v) in the event of any change from GAAP in the accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

SECTION 3. Conditions of Effectiveness. This Amendment (other than Sections 1 and 2) shall become effective as of the first date on which the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. Sections 1 and 2 of this Amendment shall become effective on the first date (the “Effective Date”) on which, on or prior to March 21, 2003, and only if, each of the following conditions precedent shall have been satisfied:

(a) The Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment.

(b) The Agent shall have received the Consent attached hereto executed by the Borrower and each of the other Loan Parties.

(c) The representations and warranties contained in each of the Loan Documents shall be correct in all material respects on and as of the Effective Date, after giving effect to this Amendment, as though made on and as of such date (except (i) for any such representation and warranty that, by its terms, refers to a specific date other than the Effective Date, in which case as of such specific date, and (ii) that the financial statements of the Borrower referred to in Section 4.01(f) of the Credit Agreement shall be deemed to refer to the financial statements most recently delivered to the Agent and the Lender Parties pursuant to Sections 5.03(b), 5.03(c) and 5.03(d), respectively, on or prior to the Effective Date).

(d) No event shall have occurred and be continuing or shall result from the effectiveness of this Amendment that constitutes a Default (other than as specifically waived pursuant to Section 2 hereof).

(e) The Borrower shall have paid to the Agent (i) all fees as mutually agreed upon between the Agent and the Borrower in connection with the Term C Facility (including, without limitation, the fees specified in the Term C Lender Fee Letter) and (ii) all accrued fees and expenses of counsel to the Agent and local counsel to the Lender Parties.

(f) The Borrower shall have paid to the Agent, for the account of each of the Lenders that has executed and delivered a counterpart of this Amendment to the Agent prior to 5:00 p.m. (New York City time) on the Effective Date an amendment fee of 0.125% on the aggregate Commitments of such Lender in effect immediately prior to the Effective Date, it being understood that no amendment fee shall be payable by the Borrower for the account of any Lender if this Amendment has not been approved prior to 5:00 p.m. (New York City time) on the Effective Date by the Required Lenders.

(g) The Agent shall have received a favorable opinion of Pillsbury Winthrop LLP, counsel for the Borrower, the Parent Guarantor and each Subsidiary Guarantor, in form and substance satisfactory to the Agent.

(h) The amount of Funded Debt of the Borrower and its Subsidiaries after giving pro forma effect to the Term C Advances shall not exceed $331,000,000.

The effectiveness of this Amendment is further conditioned upon the accuracy of all of the factual matters described herein. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

SECTION 4. Reference to and Effect on the Loan Documents. (a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by this Amendment.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended and otherwise modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended and otherwise modified by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5. Costs, Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BMAC HOLDINGS, INC., as Parent Guarantor

By:
Name: Title:

BETTER MINERALS & AGGREGATES COMPANY, as Borrower

By:
Name: Title:

BNP PARIBAS (formerly Banque Nationale de Paris), as Agent, Lender, Swing Line Bank and Issuing Bank

By:
Name: Title:

By:
Name: Title:

[Please Type or Print Name of Lender]

By:
Name: Title:

CONSENT

Reference is made to (a) Amendment No. 6 and Waiver to the Credit Agreement dated as of March 12, 2003 (the “Amendment”; capitalized terms not otherwise defined herein being used herein as defined in the Amendment and in the Credit Agreement referred to below), (b) the Credit Agreement dated as of September 30, 1999 (as amended, supplemented and otherwise modified by Amendment and Waiver No. 1 to the Credit Agreement and Security Agreement dated as of December 31, 1999, Amendment No. 2 to the Credit Agreement dated as of March 15, 2000, Amendment No. 3 to the Credit Agreement dated as of December 31, 2000, Amendment No. 4 and Waiver to the Credit Agreement dated as of January 31, 2002 and Amendment No. 6 and Waiver to the Credit Agreement dated as of November 8, 2002, the “Credit Agreement”) among BMAC Holdings, Inc., a Delaware corporation, Better Minerals & Aggregates Company, a Delaware corporation, George F. Pettinos (Canada) Limited, a corporation organized and existing under the laws of Ontario, Canada, the Lenders party thereto, BNP Paribas (formerly Banque Nationale de Paris), as the Issuing Bank, as the Swing Line Bank, and as Agent for the Lender Parties, and Chase Securities Inc., as Lead Arranger, Book Manager, Syndication Agent and Documentation Agent, and (c) the other Loan Documents referred to therein.

The undersigned as parties to one or more of the Loan Documents, each hereby consents to the execution, delivery and the performance of the Amendment and agrees that:

(A) each of the Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Effective Date, except that, on and after the Effective Date, each reference to “the Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by the Amendment; and

(B) as of the Effective Date, each Collateral Document to which it is a party and all of the Collateral of such Person described therein do, and shall continue to, secure the payment of all of the Secured Obligations as increased by the Amendment.

This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

Delivery of an executed counterpart of a signature page of this Consent by telecopier shall be effective as the delivery of a manually executed counterpart of this Consent.

BMAC HOLDINGS, INC.,

By:
Name: Title:
BETTER MINERALS & AGGREGATES COMPANY

By:
Name: Title:
PENNSYLVANIA GLASS SAND CORPORATION

By:
Name: Title:
THE FULTON LAND AND TIMBER COMPANY

By:
Title:
OTTAWA SILICA COMPANY

By:
Title:
GEORGE F. PETTINOS, INC.

By:
Title:
BMAC SERVICES CO., INC.

By:
Title:

U.S. SILICA COMPANY (a/k/a U.S. Silica Company, Inc.)

By:
Title:

BETTER MATERIALS CORPORATION

By:
Title:

BMAC TRUCKING, INC.,

By:
Title:

CHIPPEWA FARMS CORPORATION

By:
Title:

STONE MATERIALS COMPANY, LLC

By:	Better Minerals & Aggregates Company, as Manager

By:
Title:

COMMERCIAL AGGREGATES TRANSPORTATION AND SALES, LLC

By:	Stone Materials Company, LLC, as Manager

By:
Title:

EXHIBIT A to

Amendment No. 6 and Waiver

to the Credit Agreement

EXHIBIT A-7 TO THE

CREDIT AGREEMENT

FORM OF TERM C NOTE

$                            Dated:

FOR VALUE RECEIVED, the undersigned, BETTER MINERALS & AGGREGATES COMPANY, a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of              (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term C Advance (as defined below) or, if different, the unpaid principal amount hereof, owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of September 30, 1999 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined) among the Parent Guarantor, the Borrower, the Canadian Borrower, the Lender and certain other lender parties party thereto, and Banque Nationale de Paris, as Agent for the Lender and such other lender parties on the dates and in the amounts specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount hereof, from the date of the Term C Advance or from the date that certain additional amounts are added to the principal amount hereof, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to BNP Paribas (formerly Banque Nationale de Paris), as Agent, at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, ABA No. 026007689, for further credit to Account No. 750420-701-03, in same day funds. The Term C Advance owing to the Lender by the Borrower and the maturity thereof, all additions to the principal amount hereof and all payments made on account of principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

The Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the “Term C Advance”) by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term C Advance being evidenced by the Promissory Note, (ii) provides for the addition of amounts to the principal hereof and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

BETTER MINERALS & AGGREGATES COMPANY

By:
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Term C Advance	PIK Interest Accrued as of Date	Amount Added Pursuant to Section 2.08(i)	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B to

Amendment No. 6 and Waiver

to the Credit Agreement

EXHIBIT P TO THE

CREDIT AGREEMENT

FORM OF ACCESSION AGREEMENT

                 , 2003

BNP Paribas,

as Agent (under the Credit Agreement referred to herein)

The Equitable Building

787 Seventh Avenue

New York, NY 10019

Attn: Structured Finance Group

Telecopy: 212-841-2363

Reference is made to the Credit Agreement dated as of September 30, 1999 (as amended, supplemented or otherwise modified by Amendment and Waiver No. 1 to the Credit Agreement and Security Agreement dated as of December 31, 1999, Amendment No. 2 to the Credit Agreement dated as of March 15, 2000, Amendment No. 3 to the Credit Agreement dated as of December 31, 2000, Amendment No. 4 and Waiver to the Credit Agreement dated as of January 31, 2002, Amendment No. 5 and Waiver to the Credit Agreement dated as of November 8, 2002 and Amendment No. 6 and Waiver to the Credit Agreement dated as of March 12, 2003, the “Credit Agreement”) among BETTER MINERALS & AGGREGATES COMPANY, a Delaware corporation (the “Borrower”), the Parent Guarantor, the Canadian Borrower, the Lender Parties (as defined in the Credit Agreement) and BNP Paribas (formerly Banque Nationale de Paris), as agent for the Lender Parties (the “Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

The undersigned wishes to become a Term C Lender under the Credit Agreement by executing and delivering this Accession Agreement to the Agent.

Accordingly, the undersigned hereby agrees as follows:

1. Pursuant to the terms of the Credit Agreement, the undersigned by its signature below (and acceptance thereof by the Agent) becomes a Term C Lender bound by the provisions of the Credit Agreement and the other Loan Documents and has all the obligations and rights of a “Lender Party” and, subject to Section 2.19 of the Credit Agreement, a “Secured Party” thereunder on the Effective Date (as defined below).

2. The undersigned (i) confirms that it has received a copies of the Loan Documents, including, without limitation, each of Amendment and Waiver No. 1 to the Credit Agreement and Security Agreement dated as of December 31, 1999, Amendment No. 2 to the Credit Agreement dated as of March 15, 2000, Amendment No. 3 to the Credit Agreement dated as of December 31, 2000, Amendment No. 4 and Waiver to the Credit Agreement dated as of January 31, 2002 and

Amendment No. 5, Waiver to the Credit Agreement dated as of November 8, 2002 and this Amendment No. 6 and Waiver to the Credit Agreement dated as of March 12, 2003, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Credit Agreement as a Term C Lender; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents that its name set forth on the signature page hereto is its legal name; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

3. The undersigned hereby expressly and specifically accepts the terms and conditions set forth in Section 2.19 of the Credit Agreement.

4. Following the execution of this Accession Agreement, such Accession Agreement will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Accession Agreement (the “Effective Date”) shall be date of acceptance hereof by the Agent.

5. Upon such acceptance and recording by the Agent, as of the Effective Date, the undersigned shall be a party to the Credit Agreement and, to the extent provided in this Accession Agreement, have the rights and obligations of a Term C Lender thereunder.

6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the undersigned’s interest in the Term C Facility (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the undersigned.

7. The undersigned commits to make a Term C Advance on the terms and conditions set forth in the Credit Agreement in an amount not to exceed the dollar amount set forth below:

Term C Lender	Term C Commitment Amount
[name of undersigned]	$

8. The undersigned’s address for notices under Section 8.02 of the Credit Agreement is:

Term C Lender	Address Information
[name of undersigned]	[undersigned’s address/contact name/telecopy information]

9. This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

10. This Accession Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart to this Accession Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

Very truly yours,

[TERM C LENDER]

By:
Name:
Title:

Agreed and accepted this

    day of             , 2003

BNP PARIBAS (formerly Banque Nationale de Paris), as Agent

By:
Name:
Title:

By:
Name:
Title: